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                                               EX-99.B1B
                                               Form of Articles
                                               Supplementary (November __, 1995)


                       DELAWARE GROUP DECATUR FUND, INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                           ARTICLES OF INCORPORATION



          Delaware Group Decatur Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-208 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Corporation has authority to issue a total of Seven Hundred Fifty Million (750,000,000) shares of common stock with a par value of One Dollar ($1.00) per share of the Corporation (the "Common Stock"), having an aggregate par value of Seven Hundred Fifty Million Dollars ($750,000,000). Of such Seven Hundred Fifty Million (750,000,000) shares of Common Stock, Five Hundred Fifty Million (550,000,000) shares have been allocated to the Decatur Income Fund series of the Common Stock and Two Hundred Million (200,000,000) shares have been allocated to the Decatur Total Return Fund series of the Common Stock. The Five Hundred Fifty Million (550,000,000) shares of the Decatur Income Fund series of the Common Stock have been allocated among three classes as follows: (1) Four Hundred Fifty Million (450,000,000) shares have been allocated to the Decatur Income Fund class and (2) Fifty Million (50,000,000) shares have been allocated to each of the Decatur Income Fund (Institutional) class and the Decatur Income Fund B Class. The Two Hundred Million (200,000,000) shares of the Decatur Total Return Fund series of the Common Stock have been allocated among three classes as follows: (1) One Hundred Million (100,000,000) shares have been allocated to the Decatur Total Return Fund class and (2) Fifty Million (50,000,000) shares have been allocated to each of the Decatur Total Return Fund (Institutional) class and the Decatur Total Return B Class.

          SECOND: The Board of Directors of the Corporation, at a meeting held on July 20, 1995, adopted a resolution taking the following actions:

          1. Classifying a fourth class of shares of the Decatur Income Fund series of the Common Stock as the Decatur Income Fund C Class (the "Income Fund C Class") and reclassifying and allocating Fifty Million (50,000,000) shares of the authorized and unissued Common Stock, previously classified and allocated to the Decatur Income Fund class of the Decatur Income
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          Fund series of the Common Stock, to the Income Fund C Class.

          2. Classifying a fourth class of shares of the Decatur Total Return Fund series of the Common Stock as the Decatur Total Return Fund C Class (the "Total Return Fund C Class") and reclassifying and allocating Fifty Million (50,000,000) shares of authorized and unissued Common Stock, previously classified and allocated to the Decatur Income Fund class of the Decatur Income Fund series of the Common Stock, to the Total Return C Class.

          THIRD:    The shares of the Income Fund C Class shall represent
proportionate interests in the same portfolio of investments as the shares of the Decatur Income Fund (Institutional) class, Decatur Income Fund B Class and the Decatur Income Fund class of the Decatur Income Fund series of the Common Stock. The shares of the Income Fund C Class shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the shares of the Decatur Income Fund (Institutional) class, Decatur Income Fund B Class and the Decatur Income Fund class of the Decatur Income Fund series of the Common Stock, all as set forth in the Articles of Incorporation of the Corporation, except for the differences hereinafter set forth:

          1. The dividends and distributions of investment income and capital gains with respect to shares of the Income Fund C Class shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to such class from the dividends and distributions of investment income and capital gains with respect to shares of other classes of the Decatur Income Fund series of the Common Stock to reflect differing allocations of the expenses of the Corporation among the shares of such classes and any resultant difference among the net asset values per share of the shares of such classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and capital gains and expenses and liabilities of the Corporation among the four classes of the Decatur Income Fund series of the Common Stock shall be determined by the Board of Directors in a manner that is consistent with the order, as applicable, dated September 6, 1994 (Investment Company Act of 1940 Release No. 20529) issued by the Securities and Exchange Commission, and any amendments to such order, any future order or any Multiple Class Plan adopted by

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          the Corporation in accordance with Rule 18f-3 under the Investment
          Company Act of 1940, as amended, that modifies or supersedes such order.

          2. Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of shares of the Income Fund C Class shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of shares of the Income Fund C Class, including without limitation the provisions of any Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (a "Distribution Plan") applicable to shares of the Income Fund C Class, and (ii) no voting rights with respect to the provisions of any Distribution Plan applicable to any other class of Common Stock or with regard to any other matter submitted to a vote of stockholders which does not affect holders of the shares of the Income Fund C Class.

          3. The shares of the Income Fund C Class shall not automatically convert into shares of the Decatur Income Fund class of the Decatur Income Fund series of the Common Stock as do the shares of the Decatur Income Fund B Class of the Decatur Income Fund series of the Common Stock.

          FOURTH:   The shares of the Total Return Fund C Class shall represent proportionate interests in the same portfolio of investments as the shares of the Decatur Total Return Fund (Institutional) class, Decatur Total Return B Class and the Decatur Total Return Fund class of the Decatur Total Return Fund series of the Common Stock. The shares of the Total Return Fund C Class shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the shares of the Decatur Total Return Fund (Institutional) class, Decatur Total Return B Class and the Decatur Total Return Fund class of the Decatur Total Return Fund series of the Common Stock, all as set forth in the Articles of Incorporation of the Corporation, except for the differences hereinafter set forth:

          1. The dividends and distributions of investment income and capital gains with respect to shares of the Total Return Fund C Class shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to such class from the dividends and distributions of investment income and capital gains

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          with respect to shares of other classes of the Decatur Total Return
          Fund series of the Common Stock to reflect differing allocations of the expenses of the Corporation among the shares of such classes and any resultant difference among the net asset values per share of the shares of such classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and capital gains and expenses and liabilities of the Corporation among the four classes of the Decatur Total Return Fund series of the Common Stock shall be determined by the Board of Directors in a manner that is consistent with the order, as applicable, dated September 6, 1994 (Investment Company Act of 1940 Release No. 20529) issued by the Securities and Exchange Commission, and any amendments to such order, any future order or any Multiple Class Plan adopted by the Corporation in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended, that modifies or supersedes such order.

          2. Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of shares of the Total Return Fund C Class shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of shares of the Total Return Fund C Class, including without limitation the provisions of any Distribution Plan applicable to shares of the Total Return Fund C Class, and (ii) no voting rights with respect to the provisions of any Distribution Plan applicable to any other class of Common Stock or with regard to any other matter submitted to a vote of stockholders which does not affect holders of the shares of the Total Return Fund C Class.

          3. The shares of the Total Return Fund C Class shall not automatically convert into shares of the Decatur Total Return Fund class of the Decatur Total Return Fund series of the Common Stock as do the shares of the Decatur Total Return B Class of the Decatur Total Return Fund series of the Common Stock.

          FIFTH:    The shares of the Decatur Income Fund class of the Decatur
Income Fund series of the Common Stock reclassified as shares of the Income Fund C Class and the Total Return Fund C Class, respectively, pursuant to these Articles Supplementary have been reclassified by the Board of Directors

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pursuant to authority contained in the Articles of Incorporation of the
Corporation.

          SIXTH:    These Articles Supplementary shall become effective on
November 28, 1995.

          IN WITNESS WHEREOF, Delaware Group Decatur Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf this 14th day
                                                                       ----
of November, 1995.


                         DELAWARE GROUP DECATUR FUND, INC.



                         By: /s/ George M. Chamberlain, Jr.
                            -------------------------------------
                                 George M. Chamberlain, Jr.
                                 Senior Vice President


ATTEST:


/s/ Richelle S. Maestro
-------------------------------
    Assistant Secretary



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          THE UNDERSIGNED, Senior Vice President of DELAWARE GROUP DECATUR FUND,
INC., who executed on behalf of the said Corporation the foregoing Articles Supplementary, of which this instrument is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, said Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.


                                /s/ George M. Chamberlain, Jr.
                              -----------------------------------
                                    George M. Chamberlain, Jr.
                                    Senior Vice President



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